Exhibit (J)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our reports dated November 16, 2012, with respect to the financial statements of ClearBridge Small Cap Value Fund, a series of Legg Mason Partners Equity Trust, as of September 30, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG

New York, New York

March 20, 2013

Exhibit (J)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated December 18, 2012, with respect to the financial statements of ClearBridge Tactical Dividend Income Fund, a series of Legg Mason Partners Equity Trust, as of October 31, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG

New York, New York

March 20, 2013